__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
July 22, 2013 (July 16, 2013)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

1

Item 1.01    Entry into a Material Definitive Agreement
Transportation Services Agreement
On July 16, 2013, Holly Energy Partners-Operating, L.P. (the “Operating Partnership”), a wholly owned subsidiary of Holly Energy Partners, L.P. (the “Partnership”), and HollyFrontier Refining & Marketing LLC (“HFRM”), a wholly owned subsidiary of HollyFrontier Corporation (“HollyFrontier”), entered in to a Transportation Services Agreement (the “TSA”), with an effective date of June 1, 2013. HollyFrontier controls the general partner of the Partnership.
Pursuant to the TSA, the Operating Partnership has agreed to undertake construction projects designed to expand the Partnership’s existing crude gathering pipeline system in the Permian Basin, including construction of new pipelines, reversal of certain existing pipelines, construction of lease gathering pipelines, and connections to crude oil common carrier pipelines (the “Crude System Expansion Projects”).
The TSA also provides that, in exchange for the Operating Partnership undertaking the Crude System Expansion Projects and making available to HFRM at least 40,000 barrels per day capacity on the expanded crude gathering pipeline system (the “Expanded System”), once the Expanded System is determined to be operational (the “Commencement Date”), HFRM will pay the Operating Partnership a pipeline tariff of $0.51 for each barrel of crude oil shipped on the system up to 40,000 barrels per day and $0.30 for each barrel in excess of such amount, with a guaranteed minimum throughput of 40,000 barrels per day. The tariffs are subject to various adjustments, including upward adjustments equal to changes in the FERC Oil Pipeline Index.
Beginning on February 1, 2014, if the Crude System Expansion Projects are incomplete, the Operating Partnership will pay for 50% of HFRM’s incremental cost of trucking lease barrels that HFRM has purchased from certain suppliers that are not able to be shipped on the Expanded System as a result of the construction being incomplete, up to $5,000 per day and an aggregate maximum of $250,000.
The TSA’s term ends 10 years following the Commencement Date. During the first 20 full quarters following the Commencement Date (the “Initial Period”), HFRM shall be entitled to the full capacity of the Expanded System. After the Initial Period, HFRM will have an annual option, during the term of the TSA, to expand the minimum capacity available to it on the Expanded System. Upon HFRM’s exercise of its option, there will be an automatic proportional increase of HFRM’s minimum volume commitment and minimum revenue commitment. Additionally, after the Initial Period, the Operating Partnership will be entitled to contract with third parties to ship crude oil on the Expanded System, though the Operating Partnership may not charge such third parties tariffs that are equal to or less than those being charged to HFRM, unless such third party agrees to minimum volume and revenue commitments that are equal to or in excess of HFRM’s commitments.
HollyFrontier will guarantee the obligations of HFRM under the TSA, and the Partnership will guarantee the obligations of the Operating Partnership.
The description of the TSA herein is qualified by reference to the copy of the TSA, filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.
Eighth Amended and Restated Omnibus Agreement
On July 16, 2013, in connection with the execution of the TSA, HollyFrontier and the Partnership and certain of their respective subsidiaries entered into an Eighth Amended and Restated Omnibus Agreement (the “Eighth Restated Omnibus Agreement”), with an effective date of June 1, 2013. The Eighth Restated Omnibus Agreement amends and restates the Seventh Amended and Restated Omnibus Agreement, dated as of July 12, 2012, that was previously filed as an exhibit to the Partnership’s Current Report on Form 8-K dated July 12, 2012 (the “Seventh Restated Omnibus Agreement”). The Eighth Restated Omnibus Agreement amends and restates the Seventh Restated Omnibus Agreement to, among other things, subject assets included in the Expanded System to HollyFrontier’s right of first refusal to purchase the Partnership’s assets that serve HollyFrontier’s refineries.

The description of the Eighth Restated Omnibus Agreement herein is qualified by reference to the copy of the Eighth Restated Omnibus Agreement, filed as Exhibit 10.2 to this report, which is incorporated by reference into this report in its entirety.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Transportation Services Agreement dated July 16, 2013 by and between HollyFrontier Refining & Marketing LLC and Holly Energy Partners-Operating, L.P.
10.2	Eighth Amended and Restated Omnibus Agreement dated July 16, 2013 by and among HollyFrontier Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P. its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

By:	/s/ Douglas S. Aron
Executive Vice President and Chief Financial Officer

Date:    July 22, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transportation Services Agreement dated July 16, 2013 by and between HollyFrontier Refining & Marketing LLC and Holly Energy Partners-Operating, L.P.
10.2	Eighth Amended and Restated Omnibus Agreement dated July 16, 2013 by and among HollyFrontier Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries

4